Exhibit 32.1

CERTIFICATE

          As required by 18 U.S.C. Section 1350, (as amended by Section 906 of the Sarbanes-Oxley act of 2002), I certify that:

          (1)        The Quarterly Report of New York Film Works, Inc. for the quarter ended April 30, 2002 , as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2)        The information contained in that Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Roger Bailey

Roger Bailey

Chief Executive Officer

December 30 , 2003